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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-A
                             REGISTRATION STATEMENT

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                ---------------

                              FLORIDA BANKS, INC.
             (Exact name of registrant as specified in its charter)

         FLORIDA                                             58-2364573
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                           4110 SOUTHPOINT BOULEVARD
                        SUITE 212, SOUTHPOINT SQUARE II
                        JACKSONVILLE, FLORIDA 32216-0925
                           TELEPHONE: (904) 296-2329
         (Address, including zip code, of principal executive offices)

                                ---------------

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTION A.(C)(1), PLEASE CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WITH THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO GENERAL INSTRUCTION A.(C)(2), PLEASE CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(B) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(C), CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(G) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(D), CHECK THE FOLLOWING BOX. [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-50867

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered
         -------------------                  ------------------------------

                  None                                   None

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                 Title of class

                     Common Stock, $.01 par value per share
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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Common Stock, $.01 par value per share, included under the caption "Description of Capital Stock" in the Preliminary Prospectus dated July 7, 1998 contained in the Registration Statement on Form S-1 of the Registrant (File No. 333-50867) first filed with the Securities and Exchange Commission (the "Commission") on April 23, 1998, as amended, is hereby incorporated by reference. In addition, the description of the Common Stock, $.01 par value per share, included under the caption "Description of Capital Stock" in any Prospectus relating to such Registration Statement filed with the Commission by the Registrant pursuant to any amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference.

ITEM 2.        EXHIBITS

         EXHIBIT NO.          DESCRIPTION
         -----------          -----------
         3.1*                 Articles of Incorporation of the Company, as amended

         3.1.1*               Second Amended and Restated Articles of Incorporation

         3.2*                 By-Laws of the Company

         3.2.1*               Amended and Restated By-Laws of the Company

         4.1*                 Form of certificate representing shares of Common Stock of
                              Florida Banks, Inc.


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*      Incorporated by reference to the respective exhibit to the Registration
       Statement on Form S-1 (File No. 333-50867) of Florida Banks, Inc., previously filed with the Commission.



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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   FLORIDA BANKS, INC.


                                   By:  /s/ Charles E. Hughes, Jr.
                                        --------------------------------------
                                        Charles E. Hughes, Jr.
                                   Its: President and Chief Executive Officer

Date:       July 24, 1998



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